Exhibit 99.2

Index to Unaudited Pro Forma Financial Statement

Unaudited Pro Forma Balance Sheet as of July 21, 2021	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

TRADEUP ACQUISITION CORP.

PRO FORMA BALANCE SHEET

July 21, 2021

	July 19, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current assets:
Cash	$897,948	$-		$897,948
Total current assets	897,948	-		897,948

Cash and investments held in trust account	40,800,004	4,300,000	(a)	45,186,004
		172,000	(b)
		(86,000	)(c)
Total Assets	$41,697,952	$4,386,000		$46,083,952

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued offering costs and expenses	$110,300	$-		$110,300
Total current liabilities	110,300	-		110,300

Deferred underwriting fee payable	1,400,000	150,500	(c)	1,550,500
Total Liabilities	1,510,300	150,500		1,660,800

Commitments and Contingencies
Common stock subject to possible redemption, 3,449,769 and 3,865,014 shares at conversion value of $10.20 per share, as actual and adjusted, respectively	35,187,644	4,235,499	(d)	39,423,143

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Common stock, $0.0001 par value; 30,000,000 shares authorized; 1,995,231 and 2,027,186 shares issued and outstanding, as actual and adjusted, respectively (excluding 3,449,769 and 3,865,014 shares subject to possible redemption, as actual and adjusted, respectively)	200	43	(a)	203
		2	(b)
		(42	)(d)
Additional paid-in capital	5,004,182	4,299,957	(a)	5,004,180
		171,998	(b)
		(236,500	)(c)
		(4,235,457	)(d)
Accumulated deficit	(4,374)	-		(4,374)
Total Stockholders' Equity	5,000,008	1		5,000,009
Total Liabilities and Stockholders' Equity	$41,697,952	$4,386,000		$46,083,952

The accompany notes are an integral part of the pro forma financial statement.

F-2

TRADEUP ACQUISITION CORP.

NOTES TO PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of TradeUP Acquisition Corp. (the “Company”) as of July 19, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on July 21, 2021 as described below.

On July 19, 2021, the Company consummated the initial public offering (“Initial Public Offering”) of 4,000,000 units (the “Public Units”), which excludes the over-allotment option in the amount of 600,000 Public Units, at $10.00 per Public Unit, generating gross proceeds of $40,000,000. On July 21, 2021, the underwriters partially exercised the over-allotment option and purchased 430,000 units (the “Option Units”) at a price of $10.00 per Option Unit, generating gross proceeds of $4,300,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 295,000 shares of Common Stock (the “Private Placement Shares”) at a price of $10.00 per share in a private placement sale (the “Private Placement”) to the Company’s founders, or initial stockholders, include Tradeup INC. and its sponsor TradeUP Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $2,950,000. On July 21, 2021, the Company consummated the sale of additional 17,200 Private Placement Shares (the “Additional Private Placement Shares”) with the Sponsor at a price of $10.00 per Private Placement share, generating total proceeds of $172,000.

Upon closing of the Initial Public Offering, the Private Placement, the sale of the Option Units and the sale of the Additional Private Placement Shares, a total of $45,186,004 ($10.20 per Unit) was placed in a U.S.-based trust account with Wilmington Trust, National Association acting as trustee.

Pro forma adjustments to reflect the sale of the Option Units and the sale of the Additional Private Placement Shares described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash and investments held in trust account	$4,300,000
	Common stock		$43
	Additional paid-in capital		$4,299,957
	To record sale of 430,000 Option Units at $10.00 per Unit

(b)	Cash and investments held in trust account	$172,000
	Common stock		$2
	Additional paid-in capital		$171,998
	To record sale of 17,200 Private Placement Shares at $10.00 per Private Placement share

(c)	Additional paid-in capital	$236,500
	Cash and investments held in trust account		$86,000
	Deferred underwriting fee payable		$150,500
	To record payment of cash underwriting fee and additional deferred underwriters' fee arising from sale of Option Units

(d)	Common stock	$42
	Additional paid-in capital	$4,235,457
	Common stock subject to possible redemption		$4,235,499
	To record common stock out of permanent equity into mezzanine redeemable shares

F-3